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			CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VWR Corporation Inve$tor Tax Savings Investment Plan and in the related Prospectus of our report dated June 8, 1994, with respect to the financial statements and schedules of the VWR Corporation Inve$tor Tax Savings Investment Plan included in this Annual Report (Form 11-
K) for the year ended December 31, 1993.


				BY (SIGNATURE)


				ERNST & YOUNG


Philadelphia, Pennsylvania
June 24, 1994